Exhibit 99.77q.1


TRUSTEE AUTHORIZATION OF RENAMING OF TIAA-CREF INSTITUTIONAL
MUTUAL FUNDS AND CERTAIN SERIES THEREOF


In accordance with Section 4.9.2 of the Declaration of Trust of the TIAA-CREF Institutional Mutual Funds (the Trust), dated April 15, 1999, as amended, and the approval of the Trusts Board of Trustees at its December 2007 meeting, the undersigned Trustees hereby rename the Trust, as well as certain of its series (the Funds) as follows, effective October 25, 2008:

                        Existing Name                   New Name
Trust Name: TIAA-CREF Institutional Mutual Funds   TIAA-CREF Funds

                        Existing Name            New Name
Fund Names:   Managed Allocation Fund II   Managed Allocation Fund
              Bond Plus Fund II            Bond Plus Fund
              High-Yield Fund II           High-Yield Fund
              Short-Term Bond Fund II      Short-Term Bond Fund
              Tax-Exempt Bond Fund II      Tax-Exempt Bond Fund


IN WITNESS WHEREOF, the Trustees of the Trust have executed this instrument the 29th day of August, 2008.


/s/ Forrest Berkley             /s/ Nancy L. Jacob
Forrest Berkley                 Nancy L. Jacob


/s/ Nancy A. Eckl               /s/ Bridget A. Macaskill
Nancy A. Eckl                   Bridget A. Macaskill


/s/ Eugene Flood, Jr.           /s/ James M. Poterba
Eugene Flood, Jr.               James M. Poterba


/s/ Michael A. Forrester        /s/ Maceo K. Sloan
Michael A. Forrester            Maceo K. Sloan


/s/ Howell E. Jackson           /s/ Laura T. Starks
Howell E. Jackson               Laura T. Starks